Exhibit 10.45

EXECUTION COPY

LOAN PURCHASE AND SALE AGREEMENT

THIS LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into effective as of March 12, 2012 (the “Effective Date”) by and between U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Seller”) and KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in Schedule 1 attached hereto and incorporated herein by reference.

RECITALS

WHEREAS, Seller is the owner and holder of the Loan defined in Schedule 1 attached hereto; and

WHEREAS, Buyer desires to purchase the Loan from the Seller, and Seller desires to sell the Loan to Buyer, in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE 1

PURCHASE AND SALE; DEPOSIT

Section 1.1        Agreement to Purchase and Sell the Loan Rights and Obligations.  Subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 below, on the Closing Date, Seller shall sell, transfer and assign to Buyer, and Buyer shall assume, the Loan Rights and Obligations, all as more particularly described herein. Not later than 2:00 p.m. New York City time on the Closing Date, Buyer shall deposit in Escrow by wire transfer of immediately available funds, the Purchase Price (less the amount of the Deposit) together with any additional amounts payable by Buyer pursuant to this Agreement. The Loan will be sold to Buyer on a servicing released basis. All of Seller’s rights and obligations with respect to the servicing of the Loan will be assigned to and assumed by Buyer as of the Closing, and Seller will be discharged from all obligations with respect to the servicing of the Loan, whether arising before or after the Closing Date. The last sentence of this Section 1.1 shall survive the Closing.

Section 1.2        Deposit.  Not later than one (1) Business Day after the Effective Date, Buyer shall deliver the Deposit to Escrow Agent by wire transfer of immediately available funds. Escrow Agent shall deposit the Deposit in one or more fully FDIC-insured non-interest bearing accounts reasonably acceptable to Seller and Buyer. Concurrently with the funding of the Deposit, Buyer shall provide Escrow Agent with any documentation reasonably requested by Escrow Agent in order to open said accounts. Except as otherwise specifically provided in this Agreement, the Deposit shall be applied to the Purchase Price upon the Closing. The Deposit shall be non-refundable for any reason other than a failure of any of the conditions precedent in Section 4.1 or Section 4.2(d) and (e) to be satisfied or Seller’s failure to execute and deliver the Closing Documents and to assign the Loan Rights and Obligations to Buyer on or before the Closing Date. In the event Buyer fails to deliver the Deposit to Escrow Agent as and when required by this Section 1.2, this Agreement shall immediately terminate and be of no further force or effect.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants for the benefit of Seller and in order to induce Seller to enter into this Agreement that as of the date hereof and as of the Closing Date:

Section 2.1        Authorization and Compliance.    Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly and legally authorized to execute, deliver, and perform its obligations under this Agreement and the Buyer’s Closing Documents hereunder, and the undersigned representative is authorized to act on behalf of Buyer, and bind Buyer to, the terms of this Agreement. Buyer is not required to obtain the consent of any other Person in connection with Buyer’s execution, delivery, or performance of this Agreement, except such as have been obtained and are in full force and effect.

Section 2.2        Binding Obligation of Buyer.    Assuming due authorization, execution and delivery by each other party, this Agreement and all of the obligations of Buyer hereunder are, and at Closing all of Buyer’s Closing Documents required to be delivered hereunder will be, the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement or the applicable Buyer’s Closing Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 2.3        Prohibited Person.    Buyer represents and warrants that: (i) Buyer is not, nor is it owned (directly or indirectly) or Controlled by, any Person named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked Person (any such Person being hereinafter referred to as a “Prohibited Person”); (ii) Buyer is not (nor is it owned (directly or indirectly) or Controlled by any Person which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Buyer has not nor is it owned (directly or indirectly) or Controlled by any Person which has conducted business or engaged in any transaction or dealing with any Prohibited Person in violation of the Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the Patriot Act or any OFAC rule or regulation. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 2.3, the phrase “owned (directly or indirectly) or Controlled by, any Person” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a U.S. national stock exchange. For purposes of this Section 2.3, “Control” or “Controlled” means, with respect to a Person, the power (directly or indirectly) to direct the actions or policies of such Person by ownership of voting securities, as its general partner, manager or managing member, by contract, or by other means. Buyer represents and warrants that any information provided by Buyer to Seller with respect to the identity of Persons that own a direct or indirect equity interest in Buyer is true and accurate.

Section 2.4        Independent Evaluation; Sophisticated Investor.    Buyer is a sophisticated, experienced investor in commercial real estate loans. Buyer’s decision to purchase the Loan and assume the Loan Rights and Obligations pursuant to this Agreement is based upon Buyer’s own independent evaluation of the Loan Documents, the Loan File, the Collateral, the Pending Proceedings and all publicly-available information, which Buyer acknowledges and agrees were available to it and which it was given the opportunity to review and inspect. Buyer has relied and shall rely solely on its own investigation of the Loan and the foregoing materials, and it has not relied and shall not rely upon any oral or written statements, representations, opinions, analyses, or information provided by Seller, the FRBNY, U.S. Bank, BlackRock, BOA, Broker or their respective personnel, agents, attorneys, consultants, servicers, operating advisors, other advisors and consultants, or brokers, and acknowledges that no employee or representative of any of the foregoing has been authorized to make, that no such Person has made, and that Buyer has not relied upon and shall not rely upon, any statements or representations concerning the Loan or such other materials other than those representations specifically set forth in Sections 3.1 through 3.5 below (collectively, the “Seller’s Representations”). Buyer is acquiring the Loan Rights and Obligations for its own account and not as a broker, finder or similar agent for any other Person or with the intent to resell the Loan Rights and Obligations.

Section 2.5        “AS-IS” SALE.        EXCEPT AS PROVIDED IN THE SELLER’S REPRESENTATIONS, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT AND DOES NOT REPRESENT, WARRANT OR COVENANT AS TO ANY CONDITION OR STATUS OF THE LOAN, THE LOAN DOCUMENTS, THE PENDING PROCEEDINGS OR THE COLLATERAL, OR THE NATURE, ACCURACY, COMPLETENESS OR VALIDITY OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE MATERIALS IN THE LOAN FILE, ALL OF WHICH ARE BEING SOLD, TRANSFERRED, ASSIGNED AND CONVEYED TO BUYER ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS, AND EXCEPT AS EXPRESSLY PROVIDED IN THE SELLER’S REPRESENTATIONS, WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). WITHOUT LIMITING THE FOREGOING, BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NO ORAL OR WRITTEN STATEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, REGARDING (A) THE COLLECTABILITY OF THE LOAN, (B) THE CREDITWORTHINESS OF ANY OBLIGOR, (C) THE VALUE OF ANY OF THE LOAN DOCUMENTS OR ANY COLLATERAL SECURING PAYMENT OF THE LOAN, (D) TITLE TO OR THE CONDITION OF THE COLLATERAL, INCLUDING BUT NOT LIMITED TO, ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE, (E) THE ACCURACY, COMPLETENESS, OR RELIABILITY OF ANY DOCUMENTS, MATERIALS OR INFORMATION CONTAINED IN THE LOAN FILE OR ANY OTHER DOCUMENTS OR MATERIALS DELIVERED TO BUYER OR ITS REPRESENTATIVES, AND BUYER EXPRESSLY ACKNOWLEDGES THAT SELLER IS NEITHER TRANSFERRING NOR MAKING AVAILABLE SELLER’S ENTIRE FILE REGARDING THE LOAN, (F) THE ACCURACY OR COMPLETENESS OF THE LOAN DOCUMENTS, OR THEIR CONFORMITY TO ANY ORIGINALS THEREOF, OR THE AUTHENTICITY OF ANY DOCUMENT AS AN ORIGINAL, (G) THE VALIDITY, PRIORITY, PERFECTION, SUFFICIENCY, ENFORCEABILITY, OR EFFECTIVENESS OF ANY LOAN DOCUMENT OR ANY LIEN CREATED BY ANY LOAN DOCUMENT, (H) THE FINANCIAL CONDITION OR PERFORMANCE OF ANY PERSON OBLIGATED WITH RESPECT TO THE LOAN OR THE COLLATERAL, (I) THE COMPLIANCE OR CONFORMITY OF THE LOAN WITH ANY LENDING OR UNDERWRITING CRITERIA OR PRACTICES, (J) THE PAST OR PRESENT EXISTENCE OF, OR RELEASE ON OR NEAR, OR GENERATION ON OR NEAR, OR REMOVAL FROM, THE COLLATERAL OF ANY HAZARDOUS SUBSTANCES AND/OR (K) THE PENDING PROCEEDINGS OR ANY RELATED LITIGATION OR ACTIONS, ANY DEFENSES, SETOFFS, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION OF ANY KIND OR NATURE WHICH ANY PARTY MAY HAVE AGAINST SELLER OR ANY OTHER PARTY IN CONNECTION WITH THE PENDING PROCEEDINGS OR ANY RELATED ACTIONS OR THE EFFECT THEREOF ON THE LOAN OR THE COLLATERAL. FROM AND AFTER THE CLOSING DATE, BUYER ASSUMES ALL RISK OF LOSS IN CONNECTION WITH THE LOAN AND THE LOAN RIGHTS AND OBLIGATIONS. THE PURCHASE PRICE AND THE TERMS AND

CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM’S LENGTH BARGAINING BETWEEN ENTITIES FAMILIAR WITH TRANSACTIONS OF THIS KIND, AND REFLECT THE FACT THAT BUYER SHALL HAVE THE BENEFIT, AND IS RELYING UPON NO INFORMATION PROVIDED BY SELLER AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE LOAN AND THE LOAN RIGHTS AND OBLIGATIONS ASSIGNED TO AND ASSUMED BY BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE TO SELLER. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT, ALTHOUGH SELLER HAS ATTEMPTED TO PROVIDE BUYER ACCESS TO INFORMATION IN SELLER’S POSSESSION WHICH SELLER BELIEVED COULD BE RELEVANT, SUCH MATERIALS AND INFORMATION MAY BE INCOMPLETE AND/OR OUTDATED AND MAY CONTAIN ERRORS, OMISSIONS, INACCURACIES, AND CONFLICTING INFORMATION, AND THAT SELLER HAS NOT ATTEMPTED TO VERIFY, CORRECT OR RECONCILE ANY SUCH MATERIALS OR INFORMATION. BUYER HAS BEEN ADVISED, AND IS HEREBY EXPRESSLY ADVISED, TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO THE IDENTIFICATION AND SUFFICIENCY OF THE LOAN, THE LOAN DOCUMENTS, THE PENDING PROCEEDINGS, THE COLLATERAL, THE VALUE AND CONDITION OF THE FOREGOING, THE LIEN PRIORITY AND PERFECTION OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, OBTAINING TITLE SEARCHES AND/OR, IF OBTAINABLE, A LENDER’S TITLE POLICY ENDORSEMENT OR NEW LENDER’S TITLE POLICY IN CONNECTION WITH THE COLLATERAL), THE FINANCIAL CONDITION AND MANAGEMENT ABILITY OF THE OBLIGOR(S), THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS, AND ALL OTHER MATTERS WHICH COULD AFFECT THE COLLECTABILITY AND VALUE OF THE LOAN, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE LOAN RIGHTS AND OBLIGATIONS. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT, IF BUYER CONSUMMATES THE TRANSACTION CONTEMPLATED HEREBY, BUYER WILL BE DOING SO WITHOUT SELLER HAVING TAKEN ANY ACTIONS TO ALLOW BUYER ACCESS OR OPPORTUNITY TO INSPECT THE COLLATERAL, THAT SELLER IS NOT OBLIGATED TO PROVIDE SUCH ACCESS OR OBTAIN OR PROVIDE ANY INFORMATION CONCERNING THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, CONCERNING THE ENVIRONMENTAL CONDITION THEREOF, AND THAT BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS (OR HAS DECIDED TO PROCEED AT ITS OWN RISK WITHOUT ANY SUCH INVESTIGATIONS) OF THE COLLATERAL.

Section 2.6        Release of Seller.  Buyer, on behalf of itself, its successors, assigns and affiliates, and any Person claiming by, through or under Buyer (collectively, the “Releasing Parties”), hereby releases and forever discharges Seller, the FRBNY, U.S. Bank, BlackRock, BOA, Broker, all affiliates of, and any holders of any direct or indirect interest in (including, without limitation, all certificate holders) any of the foregoing, and each of their respective officers, directors, shareholders, members, principals, managers, employees, representatives, agents, servicers, operating advisors, other advisors and consultants, predecessors, successors and assigns, and all Persons acting on their behalf (all such Persons being collectively referred to as the “Released Parties”), of and from any and all causes of action, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, judgments, debts, controversies, damages, costs, losses and expenses, and remedies of whatsoever kind and nature that Buyer or any other Releasing Party has or may in the future have against Seller or any other Released Parties, and in any manner on account of, arising out of or related (directly or indirectly) to the transactions contemplated by this Agreement, any Obligor, the Loan, the Loan Documents, the Loan File, the Pending Proceedings and the Collateral, whether known or unknown, past, present or future, latent or patent, suspected or unsuspected, anticipated or unanticipated, each as though fully set forth herein at length (including, without limitation, any claims based on reliance upon Seller for matters expressly stated otherwise in this Agreement (for example only, matters based on the actual or alleged presence of Hazardous Materials on the Property, or based on lender liability, fraud, duress, illegality, usury, waiver, bad faith, servicing, administration or negotiation of the Loan or Loan Documents, or interference in the business of any Obligor)) (the “Released Matters”); provided, however, that the Released Matters shall not include, and Buyer does not release Seller from, any claims or causes of action arising by reason of Seller’s material breach of this Agreement (including, without limitation, any material breach of the Seller’s Representations). The foregoing waiver and release includes claims of which the Releasing Parties are presently unaware or which the Releasing Parties do not presently suspect to exist which, if known by the Releasing Parties, would materially affect the Releasing Parties’ release of the Released Parties, and including without limitation any and all claims that are direct and/or indirect, contingent or matured, or of whatever kind or nature, for or because of any matter or things done, omitted or permitted to be done by any of the Released Parties, at law or in equity. Buyer on behalf of itself and each other Releasing Parties (a) understands, acknowledges and agrees that the waiver and release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against or dismissal of any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release, (b) agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the waiver and release set forth above, (c) agrees, represents and warrants that each realizes and acknowledges that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that the Releasing Parties nevertheless hereby intend to release, discharge and acquit the Released Parties from any and all such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which in any way arise out of, are connected with, or relate to, any Obligor, the Loan, the Loan Documents, the Collateral, the Pending Proceedings or any remedial action taken by Lender in connection therewith. It is hereby further understood and agreed that the acceptance of delivery of this Agreement by the Seller shall not be deemed or construed as an admission of liability by any party released by the terms hereof, and Seller on behalf of itself and each such other party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the foregoing release. Buyer hereby represents and warrants that (i) it owns all of the purported claims, rights, demands and causes of action that are being released by the foregoing release and that no other Person has any interest in said claims, rights, demands or causes of action whether by reason of any contract or dealing with the Releasing Parties or otherwise, and (ii) Buyer has not assigned to any other Person all or any part of such claims, rights, demands or causes of action. Buyer hereby acknowledges, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of the foregoing release, that it has read the foregoing release or has had the same read to it by its counsel, that it has had the within release fully explained by such counsel, and that it is fully aware of its contents and legal effect.

Section 2.7        Indemnification.  Buyer hereby agrees to, upon Closing, indemnify, defend, and hold Seller and the other Released Parties (collectively, the “Seller Indemnified Parties”), and each of them, harmless from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses (including reasonable attorneys’ and accountants’ fees and costs) (collectively, “Claims”) to which any of the Seller Indemnified Parties is or may become subject on account of, arising out of, or related (directly or indirectly) to (a) any breach of any Buyer representation, warranty or covenant contained in this Agreement or in the Buyer’s Closing Documents, (b) the Pending Proceedings (including, without limitation, any and all claims made by or on behalf of any Person in the Pending Proceedings whether arising prior to, on, or after the Effective Date) or (c) matters occurring on or after the Closing Date and otherwise related to Borrower, Guarantors, the Loan, the Loan Documents, the Loan File, any litigation pertaining to the Loan (in addition to the Pending Proceedings) and/or the Collateral (including without limitation, the presence or release of any Hazardous Materials on, under or about the Collateral), in each case with respect to the foregoing, not including Claims to the extent caused solely and directly by the fraud, gross negligence or willful misconduct of such Seller Indemnified Party. On the Closing Date, Buyer shall assume full and exclusive responsibility for the Pending Proceedings and any and all Claims related thereto in accordance with Section 5.8 of this Agreement. In the event that a Seller Indemnified Party shall be the subject of any other Claim for which it is entitled to indemnification pursuant to this Section 2.7, such Seller Indemnified Party shall have the right in its sole and absolute discretion to tender defense of such Claim to Buyer and upon such tender, Buyer shall immediately and unconditionally assume defense of such Claim. Buyer shall, upon assumption of a Claim, be the party entitled to control the defense of any Claim (on its own behalf and on behalf of the applicable Seller Indemnified Party) and shall: (i) retain counsel of its own choosing to represent Buyer and the applicable Seller Indemnified Parties, which counsel shall be reasonably acceptable to the applicable Seller Indemnified Parties, and (ii) control and direct the defense of any Claim, including the development and implementation of legal strategy for any Claim. Notwithstanding the foregoing, the Seller Indemnified Parties shall not have any liability for any settlement or compromise of any Claims effected without the Seller’s consent and Buyer may not agree to any settlement involving any Seller Indemnified Party that contains any element other than the payment of money and complete indemnification of the Seller Indemnified Party without the prior written consent of the affected Seller Indemnified Party. Each Seller Indemnified Party shall be entitled to engage separate counsel of its choice to participate in the defense of any Claim; provided that the fees and expenses of such separate counsel shall be borne solely by such Seller Indemnified Party and shall not be subject to reimbursement by Buyer unless (x) Buyer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action; or (y) the named parties to any such action or proceeding (including any impleaded parties) include Buyer and such Seller Indemnified Party and the interests of such Seller Indemnified Party with respect to one or more claims made within such action are in conflict with those of Buyer.

Section 2.8        No Further Reliance on Seller.  Buyer is not relying upon the continued actions or efforts of Seller in connection with its decision to purchase the Loan and to purchase and assume the Loan Rights and Obligations. Furthermore, Buyer acknowledges and agrees that, in respect of the Loan and the Loan Documents, Buyer may ultimately receive from the Obligor(s) an amount less than the Purchase Price and, except as otherwise set forth in Section 3.6, that Buyer shall have no recourse against Seller or any of the other Released Parties for such deficiency.

Section 2.9        Conformity to Law.  From and after the Closing Date, Buyer shall abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan, including, but not limited to, the length of time such documents and records are to be retained; provided that the foregoing shall be supplemental to and not in derogation of the provisions of any prior written agreement concerning confidentiality entered into by Buyer or its Affiliates, including, without limitation, that certain Confidentiality Agreement dated as of January 23, 2012, entered into by Buyer (the “Confidentiality Agreement”). After transfer of the Loan Documents to Buyer pursuant to the terms of this Agreement, Buyer agrees that Seller may retain copies of the Loan Documents, and the contents of Seller’s Loan File, and that Seller shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, upon Seller’s reasonable notice to Buyer. Buyer further agrees to allow Seller the possession, custody and use of original documents from the Loan Documents for any lawful purposes and upon reasonable terms and conditions. Before destruction or disposition of any documents constituting the Loan Documents, Buyer agrees to give reasonable notice to Seller and to allow Seller, at its own expense, to recover the same from Buyer. Buyer agrees to submit all Internal Revenue Service Forms and Information Returns for the Loan for the calendar year in which the Closing occurs and thereafter.

Section 2.10        Survival. The rights and obligations of the parties hereto under the provisions of this Article 2 shall survive any Closing or termination of this Agreement.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby represents, warrants and covenants as of the Effective Date that:

Section 3.1        Title to the Loan.  Seller is the sole owner and holder of the Loan and Seller has the authority and right to sell and assign the Loan Rights and Obligations to Buyer. The Loan Rights and Obligations are being transferred free and clear of any and all liens, pledges, participations, charges or security interests of any nature. Buyer acknowledges, however, that the Collateral may be subject to liens, pledges, participations, charges and security interests in addition to any lien, pledge, participation, charge or security interest created pursuant to the Loan Documents.

Section 3.2        Authorization and Compliance.  Seller is validly existing under applicable law. Seller is duly and legally authorized to execute, deliver, and perform its obligations under this Agreement and all documents contemplated hereunder, and the undersigned representative is authorized to act on behalf of and bind Seller to the terms of this Agreement.

Section 3.3        Binding Obligation of Seller.  Assuming due authorization, execution and delivery by each other party, this Agreement and all of the obligations of Seller hereunder are, and at Closing all documents to be executed and delivered hereunder by Seller will be, the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.4        Loan Information.  As of the Effective Date (a) the unpaid principal balance of the Loan is $54,500,000.00 (not including any accrued or capitalized interest, late charges, costs of collection, or other sums), (b) the last payment of interest and/or principal received by Seller in respect of the Loan was the monthly payment due on March 1, 2009, (c) protective advances and unreimbursed expenses in the amount of $1,083,134.60 are outstanding in respect of the Loan and (d) to the knowledge of Seller, the balance of all escrows, reserve funds, impounds, cash management accounts, or similar funds or accounts held by or on behalf of Seller pursuant to the Loan Documents is, as of March 5, 2012 $1,796,104.47 (the “Escrow Amounts”) in the following escrowed amounts:

Reserve for Taxes:	$273,714.77

Reserve for Insurance	$170,657.13

Reserve for Operating Expenses	$52,222.17 (represents funds from voided checks being held for future accounts payable funding)

Reserve for Debt Service	$0.08

Reserve for Replacements	$458.842.73

Reserve for Loss Draft Insurance	$1.50

Amounts in Suspense	$56,408.86

Cash Management Balance	$784,257.23

Section 3.5        Loan Documents.  To the knowledge of Seller, Exhibit A is a list of all material Loan Documents including modifications or amendments thereto. To Seller’s knowledge, all copies of such Loan Documents provided to Buyer by Seller are true and correct copies of the related Loan Documents in Seller’s possession. Except as provided or contemplated in the documents listed on Exhibit A, as previously disclosed to Buyer or as permitted under Section 3.8 hereunder, Seller has not agreed in writing to further modify any of the Loan Documents, satisfy, cancel, subordinate, or rescind the Loan Documents, release any Collateral from the lien of the applicable Loan Documents in whole or in part, or release any Obligor from its obligations under the Loan Documents in whole or in part.

Section 3.6        Seller’s Indemnity for Breached Representations.    Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all actual losses and actual damages arising from Seller’s material breach of any material representations and warranties contained in this Article 3 (“Breached Representation Damages”); provided, however, (a) Seller shall have no liability to Buyer with respect to the alleged breach of any representation or warranty by Seller in the event that Buyer had actual knowledge of such breach as of the Closing Date and nonetheless elects to close the transaction contemplated by this Agreement, (b) in no event shall Seller be liable for (and Buyer waives its rights to claim any) consequential, speculative, indirect, special or punitive damages, and (c) Seller shall have no obligation to indemnify, defend, or hold Buyer harmless from any such Breached Representation Damages unless (i) such Breached Representation Damages are determined by a court of competent jurisdiction in a final, non-appealable order to exceed $10,000; and (ii) written demand for such indemnification is made on or prior to the date that is six (6) months after the Closing Date, with Seller’s representations and warranties under this Agreement surviving the Closing for only such period of six (6) months; and provided further, however, that in no event shall Seller’s aggregate liability under this Agreement exceed an amount equal to seventy-five thousand dollars ($75,000), except for liability for breach of the Seller’s Representations set forth in Sections 3.1, 3.2, 3.3 and 3.5 above, for which Seller’s liability shall be not be subject to the foregoing cap; provided, however, that in lieu of paying money damages to Buyer on account of a breach of any of such representations and warranties Seller may elect to repurchase the Loan from Buyer at the Repurchase Price, in which event (and as a condition precedent thereto) Buyer shall execute such documents (which shall include an indemnification from Buyer for matters arising during its ownership and an assumption by Seller of obligations arising after such conveyance by Buyer to Seller, but only those obligations which were in existence as of the Closing Date) and take such other actions as may be necessary to assign all of Buyer’s right, title, and interest in and to the Loan, the Loan Documents and the Pending Proceedings to Seller, free and clear of all rights, claims and liens. In no event shall the amount of any damages the Seller may be obligated to pay hereunder exceed the amount of the Purchase Price.

Section 3.7        Seller Knowledge Parties.  Whenever representations and/or warranties of Seller in this Article 3 or elsewhere in this Agreement are made to “to the Seller’s knowledge,” “to the knowledge of Seller,” or qualified by any similar standard, such language or qualification shall mean and be deemed to refer to the current actual (as opposed to implied, constructive, or imputed) knowledge of Reginald S. Leese of BlackRock and James Lanno of BOA (collectively, the “Seller Knowledge Parties”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other party (including, without limitation, any prior owner of the Loan), or to impose upon the Seller Knowledge Parties any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, none of the Seller Knowledge Parties, BlackRock, BOA, or their respective affiliates, shall have any liability under this Agreement under any circumstance.

Section 3.8        Seller’s Interim Activities.  From and after the Effective Date, Seller shall have the right to continue to service and administer the Loan and participate in, respond to and prosecute the Pending Proceedings, and enforce and/or defend Seller’s rights and remedies with respect thereto, in any manner Seller determines to be necessary, and shall have no obligations or duties (fiduciary or otherwise) to Buyer with respect thereto; provided, however, if prior to the Closing Date, Seller intends to modify, waive or terminate any of the provisions of the Loan Documents (other than disbursements of funds from escrows, reserve funds, impounds, cash management accounts, or similar funds or accounts held by or on behalf of Seller in connection with the Loan), release any Collateral (other than disbursements of funds from escrows, reserve funds, impounds, cash management accounts, or similar funds or accounts held by or on behalf of Seller in connection with the Loan) or release any Obligor from any obligations under the Loan Documents, Seller shall notify Buyer thereof, in which event Buyer may elect, by delivering notice to Seller, to terminate this Agreement. If Buyer elects to terminate this Agreement in accordance with the foregoing, the Deposit shall be returned to Buyer, and this Agreement shall terminate and neither party shall have any further obligations hereunder (other than obligations that expressly survive the termination of this Agreement), unless Seller elects not to proceed with the contemplated modification in which event this Agreement shall remain in full force and effect. In the event Buyer does not deliver such notice to Seller with respect to any such modification by 4:00 p.m. New York City time on the second (2nd) Business Day after delivery to Buyer of notice of such modification, Buyer shall be deemed to have irrevocably waived its right to terminate this Agreement under this Section 3.8 with respect to such modification and to have consented thereto. In the event of the prepayment in full (with or without a discount) of the Loan prior to Closing, the Deposit shall be returned to Buyer and this Agreement shall terminate and the parties hereto shall have no further obligations to, or recourse against each other (except for the provisions of the Agreement that expressly survive the termination of this Agreement). Buyer shall not be liable for any legal fees or other costs and expenses incurred by Seller in connection with the Pending Proceedings prior to the Closing Date.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1        Buyer’s Conditions Precedent.  Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase and assume the Loan Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of each of the following conditions precedent, prior to or on the Closing Date (“Buyer’s Conditions Precedent”):

     (a)        All Closing Documents necessary to consummate the transactions contemplated in this Agreement on the Closing Date shall have been executed (as applicable) and delivered to Escrow by Seller as required by this Agreement;

     (b)        Each and every material representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date except those made as of the Effective Date, in which case such representations and warranties of Seller shall have been accurate, true and correct in all material respects as of the Effective Date; and

     (c)        No injunction, action, restraining order, judgment or other ruling issued by any court of competent jurisdiction or governmental authority, or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall then be in effect.

Section 4.2        Seller’s Conditions Precedent.  Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell and assign the Loan Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to or on the Closing Date (“Seller’s Conditions Precedent”):

     (a)        Payment of the Purchase Price, plus sufficient funds to pay all other amounts required to be paid by Buyer pursuant to this Agreement, shall have been made to the Escrow Agent with irrevocable instructions to release the Purchase Price to Seller subject only to the concurrent satisfaction of the Buyer’s Conditions Precedent;

     (b)        All Buyer’s Closing Documents shall have been executed (as applicable) and delivered to Escrow by Buyer as required by this Agreement;

     (c)        Each and every material representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects;

     (d)        No injunction, action, restraining order, judgment or other ruling issued by any court of competent jurisdiction or governmental authority, or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall then be in effect, including, without limitation, any directive or other requirement issued by the Board of Governors of the Federal Reserve System not to close the transaction contemplated by this Agreement; and

     (e)        Buyer has provided all information (which information Buyer hereby represents, warrants and covenants to be true, accurate and complete) requested by Seller to perform Seller’s due diligence on Buyer and Seller’s diligence regarding Buyer has not revealed any information regarding Buyer or its principals, officers, directors, or direct or indirect owners that would fail to satisfy, in Seller’s determination, Seller’s (including for the purposes of this sentence, the controlling party and the beneficial owner of Seller) internal due diligence approval criteria for Seller’s consummation of the transactions contemplated by this Agreement.

Section 4.3        Failure or Waiver of Conditions Precedent.  In the event any of the conditions set forth in Section 4.1 or 4.2 do not occur as of the Closing Date, or have not been waived in writing by the party for whose benefit the failed condition exists, such party may terminate this Agreement by written notice to the other party, and neither party shall have any further obligation to the other, other than as stated in this Agreement to survive a termination hereof, and the Deposit shall be returned or retained by the party entitled thereto as provided for in this Agreement. Buyer and Seller may, at their election, at any time, waive in writing the benefit of any of the conditions set forth in Section 4.1 or 4.2. A party’s waiver of any condition to the Closing shall not constitute a waiver by that party of any other unsatisfied conditions or of such party’s right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party.

ARTICLE 5

CLOSING

Section 5.1        Closing Deposits by Buyer.  Not later than 2:00 p.m. New York City time on the Closing Date as to (a) below and otherwise not later than the Business Day prior to the Closing Date, Buyer shall deposit or cause to be deposited into Escrow:

     (a)        the Purchase Price, less the Deposit, and plus sufficient funds to pay all other amounts required to be paid by Buyer pursuant to this Agreement by means of a wire transfer to Escrow Agent of U.S. Dollars in immediately available federal funds;

     (b)        two (2) counterpart originals of the Assignment and Assumption Agreement executed by Buyer;

     (c)        two (2) counterpart originals of the Notice of Transfer executed by Buyer;

     (d)        an original Buyer’s Closing Certificate executed by Buyer;

     (e)        two (2) counterpart originals of the Notice of Transfer of Lockbox executed by Buyer; and

     (f)        two (2) counterpart originals of a settlement statement to be prepared by Escrow Agent (the “Settlement Statement”), executed by Buyer.

Section 5.2        Closing Deposits by Seller.  Not later than the Business Day prior to the Closing Date, Seller shall deposit in Escrow the following:

     (a)        two (2) counterpart originals of the Assignment and Assumption Agreement executed by Seller;

     (b)        an original Assignment of Mortgage executed and notarized by Seller;

     (c)        an original Assignment of Assignment of Leases and Rents executed and notarized by Seller;

     (d)        an original Allonge executed by Seller (the “Allonge”);

     (e)        two (2) counterpart originals of the Notice of Transfer executed by Seller;

     (f)        an original Seller’s Closing Certificate executed by Seller;

     (g)        two (2) counterpart originals of the Notice of Transfer of Lockbox executed by Seller; and

     (h)        two (2) counterpart originals of the Settlement Statement, executed by Seller.

Section 5.3        Delivery of Closing Documents and Loan Documents.  (a) Upon Escrow Agent’s receipt of all of the items referenced in Sections 5.1 and 5.2 above, Escrow Agent shall wire transfer the Purchase Price (plus sufficient funds to pay all other amounts required to be paid to Seller pursuant to the Settlement Statement) to Seller pursuant to instructions previously delivered to Escrow Agent by Seller and release to each party one (1) fully-executed original (or copies of documents being recorded) of each of the documents to be delivered by the parties to this Agreement to Escrow pursuant to Sections 5.1 and 5.2, as applicable (provided that the original Allonge shall be delivered to Buyer), conditioned upon the satisfaction of the conditions precedent applicable to each party’s consummation of the transaction contemplated hereby. Upon receipt by Seller of the Purchase Price and confirmation that Buyer has delivered all documents required to be delivered to the Escrow pursuant to Section 5.1 above, Seller shall authorize its counsel to deliver to Buyer’s counsel, at the office of Seller’s counsel at 200 Kimball Drive, Parsippany, New Jersey (a) the originals of the promissory note and all prior allonges and (b) the original (or, if an original is not in the possession or control of Seller, a copy) of all other Loan Document in Seller’s possession or control. Subsequent to Closing, Buyer shall have the right at Buyer’s option and expense, either to have the Loan Documents delivered to Buyer at the address specified by Buyer or collected by the Buyer from the location at which the Loan Documents are stored.

(b)          Subsequent to Closing, Buyer shall have the right, at Buyer’s option and expense, to have items requested by Buyer from the Loan File either delivered to Buyer at the address specified by Buyer or collected by Buyer from the location at which the Loan File is stored; provided that in no event shall Buyer be entitled to receive any Excluded Documents (except to the extent (and only to the extent) that such Excluded Documents (x) are necessary for Buyer’s prosecution or defense of the Pending Proceedings and (y) do not constitute analyses or trade secrets of Seller or any of the Released Parties).

Additionally, in no event shall Seller be required to deliver or make available to Buyer any item from the Loan File (i) that was designated as confidential in the Pending Proceedings, unless Buyer (or its assignee pursuant to Section 7.6 hereof) has signed the applicable Stipulation and Order of Confidentiality as required in the Pending Proceedings or (ii) that may reasonably be expected to result in a waiver of any attorney-client, work product or other privilege to which Seller is entitled. Seller and Buyer each intend that the delivery to Buyer of items from the Loan File pursuant to this Section 5.3(b) shall not be construed as a waiver of any attorney-client, work product or other privilege to which Seller is entitled. All actual out-of-pocket costs and expenses of any of the Released Parties incurred in connection with this Section 5.3(b) shall be paid by Buyer. Subject to the foregoing, subsequent to Closing Buyer’s counsel may review the files relating to the Pending Proceedings maintained by Seller’s counsel at the office of Seller’s counsel, and request copies therefrom of any pleadings, motions and other court-filed papers, any discovery materials, including all requests, responses, transcripts of depositions, and other relevant written correspondence between or among the Court and counsel for the parties in the Pending Proceedings.

Section 5.4        Closing Costs.  At Closing, each party shall pay the fees and expenses of its legal counsel incurred in connection with this transaction. Escrow Agent’s fees for serving as escrow agent shall be paid solely by Buyer. Seller shall not bear the cost of any recording fees and/or taxes associated with selling, transferring, and assigning the Loan (including, without limitation, recording any of the Closing Documents and payment of any applicable mortgage tax), all of which costs shall be borne by Buyer (including, without limitation, the reasonable fees and costs incurred by Seller in connection with Seller’s cooperation therewith).

Section 5.5        Prorations.  Any collections received by Seller or, its servicer, with respect to the Loan which pursuant to the Loan Documents are payable to Seller or its servicer prior to the Closing Date shall be retained by Seller. Buyer shall be entitled to any such collections received with respect to the Loan on or after the Closing Date. Any and all payments received by a party from or on behalf of any Obligor which belong to the other party shall be held in trust by such receiving party for the benefit of the other party and shall be delivered to such other party within five (5) Business Days after the receipt thereof.

Section 5.6        Insurance; Casualty Prior to Closing.  On the Closing Date, Seller shall have the right to terminate any insurance policies maintained by Seller, if any, with respect to the Collateral. Buyer is responsible for obtaining any insurance it desires to have in effect with respect to the Collateral. Buyer is also responsible for having itself added and/or substituted as loss payee, additional insured, mortgagee or otherwise on any insurance policy relating to the Collateral. In the event of the occurrence of any casualty to any of the Collateral prior to the Closing Date, Buyer shall nonetheless remain obligated to purchase the Loan in accordance with the terms and conditions of this Agreement and without reduction of the Purchase Price and any other amounts payable by Buyer hereunder.

Section 5.7        Financing Statements.  Effective upon the Closing, Seller authorizes Buyer to prepare and file and/or record, as applicable, assignments of any Uniform Commercial Code financing statements that may be of record with regard to the personal property security interests set forth in the Loan Documents or in any security agreement which is part of the Loan Documents.

Section 5.8        Pending Proceedings.  Each of Buyer and Seller acknowledge the existence of the Pending Proceedings and Buyer hereby represents and warrants that Buyer has elected to enter into this Agreement notwithstanding the existence of the Pending Proceedings. Buyer shall notify Seller in writing, prior to the Closing Date, of the name of the attorney selected by Buyer to represent Buyer’s interest in the Pending Proceedings. On the Closing Date, Buyer shall assume full and exclusive responsibility for the conduct of the Pending Proceedings and any and all liability resulting therefrom.

Buyer shall, immediately after the Closing Date, notify the Clerk of the Court and all counsel of record that the Loan and all Loan Documents were assigned by Seller to Buyer. Buyer shall have Buyer’s attorney file appropriate pleadings with the Court immediately after the Closing Date, substituting Buyer’s attorney for Seller’s attorney and also removing Seller as a party to the Pending Proceedings and substituting Buyer as the real party in interest, all pursuant to forms and filings as prescribed by the rules of the applicable Court. Copies of all such notices and pleadings will be provided by Buyer to Seller and Seller’s attorney promptly upon the sending or filing thereof. Seller and Seller’s attorney shall, at Buyer’s expense, cooperate in good faith with Buyer and Buyer’s attorney in the preparation and filing of all necessary pleadings and forms and shall provide any documents, signatures or other authorizations reasonably necessary to effect substitution of Buyer’s attorney for Seller’s attorney in the Pending Proceedings. Seller further agrees, at Buyer’s cost and expense and without the necessity of legal process, to take all reasonable steps to make available to Buyer documents and information (subject to the provisions of Section 5.3(b), and to the extent both are currently within the possession, custody and control of Seller) and witnesses (subject to the provisions of Section 7.18, and to the extent within Seller’s control) that are necessary and desirable to Buyer for the prosecution and/or defense of the Pending Proceedings.

Section 5.9        Reservation of Claims.  Notwithstanding any provision of this Agreement, the purchase and sale of the Loan Rights and Obligations shall not include any claims and/or causes of action Seller had, has or may have against any officer, director, employee, insider, accountant, attorney, appraiser, underwriter, broker or other person or entity employed or retained by Seller or any prior owner of the Loan with respect to events occurring prior to the Closing Date. The forgoing is not intended as a limitation on Buyer’s rights to enforce the Loan in accordance with its terms and to realize the benefits of any lien, mortgage or any other security therefor.

Section 5.10        Release of Seller.  In the event that Buyer obtains any release from an Obligor with respect to the Loan or Loan Documents, Buyer shall be obligated to obtain from such Obligor an unconditional release for Seller, the other Released Parties and their respective predecessors with respect to all acts, events and omissions occurring prior to the date of such release. If Buyer fails to obtain such a release, Buyer agrees to indemnify, defend, and hold each Released Party harmless from any loss, cost expense (including reasonable attorneys’ fees and costs) or damage which such Released Party suffers that could have been prevented had Buyer obtained such release.

Section 5.11        Tax Reporting.  On the Closing Date, Seller shall be relieved of, and Buyer shall assume all responsibility for, any tax reporting required with respect to the Loan, including, without limitation, any reporting which may be required with respect to debt forgiveness.

Section 5.12        Acknowledgment Regarding Escrow Amounts.  Buyer and Seller expressly acknowledge and agree that Seller shall assign all of its right, title and interest in and to the Escrow Amounts to Buyer at Closing, and Buyer shall assume all of Seller’s obligations (whenever arising) with respect to the Escrow Amounts. From and after the Closing Date, Buyer shall be responsible for all Escrow Amounts required to be maintained pursuant to the Loan Documents (if any).

Section 5.13        Survival.  The provisions of Section 5.3, Section 5.4 and Sections 5.7 through 5.12 above shall survive the Closing.

ARTICLE 6

REMEDIES FOR BREACH

Section 6.1        Seller’s Breach.  If Seller fails to perform its obligations hereunder to assign and transfer the Loan Rights and Obligations to Buyer on the Closing Date and all of Seller’s Conditions

Precedent have been satisfied, Buyer shall be entitled, as its sole and exclusive remedy, either to: (i) terminate this Agreement and receive the Deposit (in which event this Agreement shall be of no further force or effect except for any obligations which by their express terms survive the termination of this Agreement); or (ii) proceed against Seller by bringing an action, not later than thirty (30) days after the Closing Date, for specific performance hereunder without any right to seek damages of any kind or nature.

Section 6.2        Buyer’s Breach.  If Buyer fails to perform its obligations hereunder to purchase and assume the Loan Rights and Obligations from Seller on the Closing Date and all of Buyer’s Conditions Precedent have been satisfied or Buyer is otherwise in material default of its obligations, representations or warranties hereunder, Seller’s sole and exclusive remedy at law or in equity shall be to terminate this Agreement (in which event this Agreement shall be of no further force or effect except for any obligations which by their express terms survive the termination of this Agreement) and to retain the Deposit as liquidated damages.

Section 6.3        Liquidated Damages.  IN THE EVENT THAT BUYER BREACHES ITS OBLIGATIONS AS MORE PARTICULARLY DESCRIBED IN SECTION 6.2, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER AS A RESULT THEREOF. THEREFORE, BUYER AND SELLER AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN SUCH EVENT, AND SELLER IS ENTITLED TO THE FULL AMOUNT OF THE DEPOSIT AS THE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AND AS THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH BREACH. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PAYMENT OF THE DEPOSIT TO SELLER IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES AS REASONABLE COMPENSATION TO THE SELLER.

By:
Initials – Buyer

By:	BofA \ DBR
Initials – Seller

Section 6.4        No Personal Liability.  In no event shall any direct or indirect shareholder, member, partner, other beneficial owner, director, officer, employee, agent, attorney, consultant, servicer, trustee, or advisor (including any operating advisor) of Seller or of the other Released Parties be personally liable for any obligations of Seller under this Agreement. In no event shall any direct or indirect shareholder, member, partner, other beneficial owner, director, officer, employee, agent, attorney, consultant, or advisor of Buyer be personally liable for any obligations of Buyer under this Agreement. The rights and obligations of the parties hereto under the provisions of this Section 6.4 shall survive any Closing or termination of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1        Notices.  Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) two (2) Business Days after being deposited in the U.S. mail, with postage pre-paid, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, (c) on the following Business Day after being sent by overnight mail or nationally-recognized overnight courier or (d) in the case of e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) during normal business hours (or, if such acknowledgement is received after normal business hours, on the following Business Day); provided that any delivery via e-mail shall not be deemed effective unless such delivery is followed by delivery via one of the other methods of delivery described herein, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Buyer:	c/o KBS Capital Advisors, LLC
11150 Santa Monica Boulevard, Suite 400
Los Angeles, CA 90025 Attention: Jamie Rodgers
E-mail: jrodgers@kbs-ca.com

And:	c/o KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660 Attention: Brian Ragsdale
E-mail: bragsdale@kbs-ca.com

With a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612 Attention: Scott A. Morehouse, Esq. and L. Bruce Fischer, Esq.
E-mail: morehouses@gtlaw.com
fischerb@gtlaw.com

If to Seller:	Maiden Lane Commercial Mortgage-Backed
Securities Trust 2008-1
c/o Federal Reserve Bank of New York 33 Liberty Street New York, New York 10045
Attention: Bruce F. Davidson
E-mail: bruce.davidson@ny.frb.org

With a copy to:	Federal Reserve Bank of New York 33 Liberty Street New York, New York 10045
Attention: Stephanie Heller, Esq., Deputy General Counsel and SVP
E-mail: Stephanie.Heller@ny.frb.org

With a copy to:	BlackRock Financial Management, Inc. 55 E. 52nd Street New York, New York 10055
Attention: Don Benningfield
E-mail: don.benningfield@blackrock.com

With a copy to:	BlackRock Financial Management, Inc.
40 East 52nd Street
New York, New York 10022
Attention: Jeremy Litt, Esq.
E-mail: jeremy.litt@blackrock.com

With a copy to:	Kelley Drye & Warren LLP
200 Kimball Drive
Parsippany, New Jersey 07054
Attention: Paul A. Keenan, Esq.
E-mail: pkeenan@kelleydrye.com

If to Escrow Agent:	Commonwealth Land Title Insurance Company
c/o Lawyers Title Company
4100 Newport Place Drive
Newport Beach, CA 92660
Attention: Joy Eaton
Email: joyeaton@ltic.com

The provisions of this Section 7.1 shall survive the Closing.

Section 7.2        Severability.    Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 7.3        Rights Cumulative; Waivers.    The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The right of each of the parties hereunder shall not be waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute suspension or any variation of any such right.

Section 7.4        Headings.    The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 7.5        Construction.    Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronoun of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 7.6        Assignments; Third Party Beneficiaries.  This Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion; provided, however, that no such assignment shall relieve Buyer from any of its obligations hereunder or delay the Closing of this transaction. Any attempted assignment by Buyer without the prior written consent of Seller shall be voidable by Seller; provided, however, upon not less than ten (10) Business Days prior written notice to Seller, Buyer may designate an affiliate of Buyer to take title to and assume the Loan Rights and Obligations, provided Buyer has provided all information with respect to such affiliate requested by Seller to perform Seller’s due diligence and Seller’s diligence regarding such affiliate has not revealed any information regarding such affiliate or its principals, officers, directors, or direct or indirect owners that would make it undesirable, in Seller’s sole determination, for Seller to consummate the transactions contemplated by this Agreement, which affiliate shall execute the applicable Closing Documents and be deemed to have made each and every representation and warranty of Buyer in this Agreement as to itself, and which affiliate shall be deemed to be bound by and shall perform all of the obligations of Buyer under this Agreement, on a joint and several basis. Buyer initially designates 1180 Raymond Urban Renewal LLC, a Delaware limited liability company, as its designee to take title to and assume the Loan Rights and Obligations pursuant to this Section 7.6. Subject to the foregoing, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. Except for those provisions benefitting the Released Parties, nothing expressed or mentioned in this Agreement is intended or will be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of Seller and Buyer and for the benefit of no other Person.

Section 7.7        Entire Agreement.    This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein. This Agreement is the product of negotiation between Seller and Buyer. No party is deemed the drafter of this Agreement.

Section 7.8        Modifications.    This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 7.9        Counterparts.    This Agreement may be executed in .pdf format and delivered by email and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 7.10      Survival.    Except as and to the extent expressly provided otherwise in this Agreement, terms, conditions, and provisions of this Agreement, and any representations and/or warranties contained in this Agreement, shall not survive the Closing and shall instead merge into the Closing Documents.

Section 7.11      Governing Law; Venue; Waiver of Jury Trial.

      (a)        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      (b)        THE PARTIES HERETO AGREE TO SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND, IN FURTHERANCE OF SUCH AGREEMENT, THE PARTIES HEREBY AGREE AND CONSENT THAT, WITHOUT LIMITING OTHER METHODS OF OBTAINING JURISDICTION, PERSONAL JURISDICTION OVER THE PARTIES IN ANY SUCH ACTION OR PROCEEDING MAY BE OBTAINED WITHIN OR WITHOUT THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK, NEW YORK, AND THAT ANY PROCESS OR

NOTICE OF MOTION OR OTHER APPLICATION TO ANY SUCH COURT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON THE PARTIES BY REGISTERED OR CERTIFIED MAIL TO OR BY PERSONAL SERVICE AT THE LAST KNOWN ADDRESS OF THE PARTIES, WHETHER SUCH ADDRESS BE WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO MAKE ANY OBJECTIONS BASED ON JURISDICTION OR VENUE TO ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT IN ANY SUCH COURT IN ACCORDANCE WITH THE ABOVE PROVISIONS. THE PROVISIONS OF THIS SECTION 7.11 SHALL SURVIVE THE CLOSING.

Section 7.12      Publicity; Litigation; Confidentiality.    In no event shall Buyer (a) issue any press release, publicity, advertising, promotion, or otherwise announce or disclose or cause or permit to be announced or disclosed in any manner whatsoever this Agreement or the transaction contemplated hereby or otherwise disclose the terms and conditions of this Agreement, (b) institute or continue any legal action in the name of Seller or any other Released Party, (c) intentionally or unintentionally, through misrepresentation or nondisclosure, conceal or mislead any person as to Buyer’s identity, or (d) use or refer to Seller’s or any other Released Party’s name or any name derived from Seller’s or any other Released Party’s name to promote the sale or transfer of the Loan or the collection or management of the Loan (provided that in descriptions of the Loan, Buyer may refer to the Loan as having been previously held by Seller and that Buyer is Seller’s successor-in-interest to the Loan), in each case without the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole discretion. Furthermore, Buyer agrees to keep all aspects of the transaction contemplated by this Agreement and all materials and information provided to Buyer in connection with the transaction contemplated hereby (including, without limitation, this Agreement, the Loan Documents, the Pending Proceedings and the Loan File, other than information that is or becomes publicly-available through no action of Buyer or any agent of Buyer (collectively, “Confidential Information”)), strictly confidential and not disclose the same to any persons; provided, however, that nothing herein shall be deemed to limit or impair in any way Buyer’s ability to disclose the details of the transaction contemplated hereby to its legal and financial advisors, investors, partners, or lenders or as may be necessary pursuant to any court or governmental order or applicable law, including any REIT or SEC filing, disclosure or reporting requirements, or in litigation, including the Pending Proceedings; provided, further, that Buyer shall inform such parties of the confidential nature of the Confidential Information and shall be responsible for a breach of this Agreement caused by such parties; and provided, further, that subsequent to Closing Buyer shall not be obligated to treat as confidential the Loan Documents, the Loan File and materials derived therefrom. In the event that Buyer or such parties become legally compelled to disclose all or any part of such Confidential Information under a subpoena or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency, Buyer shall immediately provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section and shall consult with Seller on the advisability of taking legally available steps to resist or narrow such request and cooperate with the Seller on any steps it considers advisable. In the event that such protective order or other remedy is not obtained, or that Seller waives compliance with the provisions of this Section, Buyer will furnish only that portion of the Confidential Information which is legally required and will exercise best efforts to obtain an order, stipulation or other reliable assurance that confidential treatment will be accorded such portion of the Confidential Information to be disclosed. This Section shall be supplemental to and not in derogation of the provisions of any prior written agreement concerning confidentiality entered into by Buyer or its Affiliates, including, without limitation, the Confidentiality Agreement (and specifically including, without limitation, the prohibition thereunder against Buyer’s contacting any Obligor under the Loan or any ground lessor, tenant, subtenant, property manager, or anyone else at, or involved with, the Property). The rights and obligations of the parties hereto under the provisions of this Section 7.12 shall survive any Closing or termination of this Agreement.

Section 7.13        Brokers.    Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan, the party so representing and warranting has not dealt with any real estate broker, agent or finder, other than the broker engaged by Seller, Jones Lang LaSalle Americas, Inc. (“Broker”). Buyer and Seller shall indemnify and hold each other harmless against and from any and all actual out-of-pocket losses, actual damages (expressly excluding special, consequential, punitive and exemplary damages), costs and expenses (including, without limitation reasonable attorneys’ fees) arising as a result of any breach of the foregoing representation and warranty. Any commission or other fee owed or payable to Broker shall be the sole responsibility and obligation of Seller. The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section 7.13 survive any closing or termination of this Agreement.

Section 7.14      Effectiveness of the Agreement.  This Agreement shall not be deemed a contract binding upon Seller unless and until Seller shall have executed this Agreement and Buyer shall have delivered the Deposit into Escrow in accordance with the terms and conditions of this Agreement.

Section 7.15      Further Assurances.  From and after the date of this Agreement, each party shall execute and deliver such other documents and items, and take such other actions, as may be reasonably requested by the other party or Escrow Agent to allow the completion and consummation (or termination, as appropriate) of all tasks and the transactions contemplated by this Agreement. The provisions of this Section 7.15 shall survive the Closing.

Section 7.16      Time of Essence.  All parties hereto agree that time is of the essence with respect to this Agreement.

Section 7.17      Escrow Provisions.  Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Agent in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Agent to open the Escrow for the consummation of the transaction contemplated hereby pursuant to this Agreement. Upon Escrow Agent’s receipt of the Deposit and Escrow Agent’s written acceptance of this Agreement, Escrow Agent is authorized and agrees to act in accordance with the terms of this Agreement. Buyer and Seller shall promptly execute general escrow instructions based upon this Agreement at the request of Escrow Agent; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. At Closing, Escrow Agent shall pay any sum owed to Seller with immediately available United States federal funds. Upon receipt of a written demand from the Seller or Buyer pursuant to this Agreement (a “Demand”), Escrow Agent shall send a copy of such Demand to the other party. If, within five (5) Business Days after receipt thereof, such other party has not notified Escrow Agent of an objection to the disbursement of the Deposit as indicated in such Demand (a “Notice of Objection”), Escrow Agent shall comply with the instructions of such Demand. Each party agrees not to deliver a Notice of Objection without having a good faith reason for doing so. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the Demand, and thereafter, in its reasonable discretion, the Escrow Agent may in the event of conflicting instructions as to the disposition of the Deposit elect either (i) to continue to hold the Deposit until the Escrow Agent receives a written agreement of Buyer and Seller (or an order of a court of competent jurisdiction) directing the disbursement of the Deposit, in which event the Escrow Agent shall disburse the Deposit in accordance with such agreement or order, or (ii) interplead the Deposit into any court of competent jurisdiction in connection with an action of interpleader or any other proceeding (including any court in which litigation between Seller and Buyer is then pending). Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and it may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. Escrow Agent shall be under no obligation to take any legal action in connection with the Deposit or this Agreement or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, cause it to incur any cost, expense, loss or liability unless, in advance, Escrow Agent shall be furnished with an indemnity, reasonably acceptable to Escrow Agent, against all such cost, expense, loss or liability. Notwithstanding any other provision of this Agreement, and except as otherwise set forth above, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any actual, out-of-pocket cost or expense incurred (in good faith and without gross negligence or willful misconduct on its part) and arising out of or in connection with its services under the terms of this Agreement, including the cost and expense of defending itself against any claim of liability. Escrow Agent shall not be bound by any modification of this Agreement affecting Escrow Agent’s duties hereunder unless the same is in writing and signed by Buyer, Seller and Escrow Agent.

Section 7.18      Reimbursement for Use of Seller’s Agents.  In the event of litigation with respect to the Loan in which the Seller, the Released Parties, or any of their respective employees, agents or attorneys, are requested or required, by subpoena, court order, or otherwise, to perform any acts, including but not limited to testifying in litigation, preparing responses to subpoenas or other legal process or pleadings, and/or performing any review of public or private records such as tracing funds, whether said litigation is commenced by the Buyer, the Borrower, or any other party, the Buyer shall indemnify and promptly reimburse the Seller and the Released Parties for all costs and expenses incurred in connection therewith; provided, however, that except as otherwise set forth in this Agreement, the foregoing shall not extend to attorney’s fees, costs or expenses incurred by the Seller in connection with any dispute arising out of or relating to this Agreement or to attorney’s fees, costs or expenses incurred by the Seller in connection with the Pending Proceedings prior to the Closing Date. The provisions of this Section 7.18 shall survive the Closing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

SELLER:

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By: /s/ Dean B. Roberson
Name: Dean B. Roberson
Title: Director

[ADDITIONAL SIGNATURE PAGES FOLLOW]

Loan Purchase and Sale Agreement - Signature Page

BUYER:

KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland Corporation, its sole general partner

		By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer

Loan Purchase and Sale Agreement - Signature Page

JOINDER

Unless expressly defined herein all capitalized terms used herein shall have the meanings ascribed to them in the Loan Purchase and Sale Agreement (the “Agreement”) to which this Joinder is attached.

The undersigned joins in as a party to the Agreement solely for the purpose of agreeing to be bound to the provisions of Section 2.7 of the Agreement, and agreeing to be jointly and severally liable with the Buyer for any liability of Buyer under Section 2.7 of the Agreement.

KBS SOR PROPERTIES, LLC, a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

		By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer

Loan Purchase and Sale Agreement - Signature Page

ACCEPTANCE BY ESCROW AGENT

Escrow Agent (i) acknowledges receipt of this Agreement, and (ii) agrees to comply with the terms and conditions of Sections 1.2, 5.3 and 7.17.

Commonwealth Land Title Insurance Company

By:	/s/ J. Eaton
Name:	J. Eaton
Title:	V.P.

Loan Purchase and Sale Agreement - Signature Page

SCHEDULE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the follow respective meanings:

“Agreement” means this Agreement as defined in the recitals hereto, including all Exhibits and Schedules hereto, as all of the foregoing may be amended, restated, modified, replaced, supplemented, renewed, extended or otherwise modified from time to time.

“Allonge” means the Allonge to Promissory Note in the form attached hereto as Exhibit B.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form attached hereto as Exhibit C.

“Assignment of Assignment of Leases and Rents” means the Assignment of Assignment of Leases and Rents in the form attached hereto as Exhibit D.

“Assignment of Mortgage” means the Assignment of Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the form attached hereto as Exhibit E.

“BlackRock” shall mean BlackRock Financial Management, Inc., solely as operating advisor of the Seller.

“BOA” shall mean Bank of America, N.A., as master and primary servicer for the Seller.

“Breached Representation Damages” has the meaning set forth in Section 3.6.

“Broker” has the meaning set forth in Section 7.13.

“Business Day” means any day on which banks in New York, New York, are open for business, other than a Saturday, a Sunday or a New York or Federal holiday.

“Buyer’s Closing Certificate” means the Buyer’s Closing Certificate in the form attached hereto as Exhibit G.

“Buyer’s Closing Documents” means all documents executed by Buyer in connection with this Agreement and the transactions contemplated hereunder.

“Buyer’s Conditions Precedent” has the meaning set forth in Section 4.1.

“Claims” has the meaning set forth in Section 2.7.

“Closing” means the consummation of the transaction contemplated in this Agreement (including Seller’s receipt of sufficient funds to pay the Purchase Price and all other amounts required to be paid to Seller pursuant to this Agreement and the Settlement Statement).

“Closing Date” means March 14, 2012, or such earlier date upon which Buyer and Seller may mutually agree; provided, however Seller shall have the right to extend the Closing Date for up to ten (10) days upon Seller’s notice to Buyer of Seller’s intent to extend the Closing Date.

“Closing Documents” means all documents described herein that are required to be delivered at the Closing by Seller or Buyer pursuant to this Agreement.

“Collateral” means the real and personal property, and/or other property, securing the Loan as described in the Loan Documents.

“Confidential Information” has the meaning set forth in Section 7.12.

“Contractor Proceeding” means the action pending in the Superior Court of New Jersey, Essex County, Docket No. ESX-L-7019-08, as Bovis Lend Lease LMB, Inc. v. 1180 Astro Investors, LLC, et al., Docket No. ESX-L-7019-08, filed on December 10, 2008, which action was consolidated in an action entitled A.G. Construction Corp. v. Bovis Lend Lease LMB, Inc., et al.

“Control” or “Controlled” has the meaning set forth in Section 2.3.

“Defect” means any defect that did not exist when the Loan was conveyed to Buyer, in which event, Seller shall offset the amount, determined in Seller’s reasonable judgment, necessary to compensate Seller for the loss of value resulting from such defect, and if such offset amounts do not fully compensate Seller for such loss of value, then concurrent with such repurchase Buyer shall pay to Seller the additional amount necessary fully to compensate Seller for such loss. Without limiting the foregoing, the Loan shall be considered to have such a defect and a loss of value adjustment made in favor of Seller under the preceding sentence if, without limitation, (A) the substantive rights of the secured party under the Loan Documents or the obligations of the Obligors have been impaired as compared with those conveyed by Seller, (B) the quality of title to the Loan, the Property and/or other Collateral is less than that conveyed by Seller, (C) the security for the Loan is not the same as that conveyed by Seller, (D) there are claims of third parties against Buyer that may be asserted against Seller (except to the extent any such claims were caused by the acts of Seller), (E) the physical condition of the Property is not as good as its condition when the Loan was conveyed by Seller (excepting ordinary wear and tear and casualty losses to the extent covered by insurance proceeds received and condemnation awards received, provided any such proceeds and awards are paid over to Seller), or (F) Buyer has failed to service the Loan in accordance with applicable law and in a prudent and reasonable manner customarily employed by servicers of loans similar to the Loan (where the servicer is unaffiliated with the Obligors).

“Demand” has the meaning set forth in Section 7.17.

“Deposit” means the amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00).

“Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

“Escrow” means the escrow to be opened with Escrow Agent in connection with this Agreement in order to close the transaction contemplated hereunder.

“Escrow Agent” means Commonwealth Land Title Insurance Company, a national title insurance company, whose address is set forth in Section 7.1.

“Escrow Amounts” has the meaning set forth in Section 3.4.

“Excluded Documents” means any and all of the following: (a) documents and files related to Seller’s acquisition of the Loan (other than the documents actually assigning the Loan and Loan Documents to Seller and the Loan Documents); (b) e-mail correspondence to or from any Obligor, counsel to any Obligor, Seller and/or Seller’s attorneys, advisors, and consultants; (c) documents or materials that are confidential, subject to non-disclosure requirements, attorney/client privileged, relate to Seller’s strategies or plans for the Loan, or not relevant to the analysis by Buyer of the Loan, such as (but not limited to) regulatory reports, memoranda, summaries, notes, analyses, and correspondence between the Seller and its counsel, servicers, operating advisors, and other advisors and consultants; (d) written or electronic correspondence which is not related to the Loan; (e) proprietary information; (f) duplicates, drafts and unexecuted documents; (g) documents and information that are publicly-available; (h) pleadings or other documents and information relating to the Pending Proceedings; (i) documents and materials that are the property of any of Seller’s counsel, servicers, operating advisors, and other advisors and consultants; and (j) all other documents, instruments, and materials which are not in the possession or control of Seller. For purposes of this definition, the term “Seller” also includes all of the Released Parties.

“Foreclosure Proceeding” means the foreclosure action commenced by Seller with respect to the Loan in the Superior Court of New Jersey, Chancery Division, Essex County, Docket No. F-10765-09, as U.S. Bank National Association, as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1 v. 1180 Astro Urban Renewal Investors LLC, et. al.

“FRBNY” shall mean the Federal Reserve Bank of New York, solely as controlling party of the Seller.

“Hazardous Materials” means any substance or material which is now or hereafter classified or considered to be hazardous, toxic, dangerous, contamination, pollution or otherwise a danger to health and safety (or terms of similar import) under any applicable laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, decrees, judicial decisions, or the common law, now or hereafter enacted, promulgated, or amended, of the United States, any applicable state, county or city, or any other political subdivisions in which the Collateral is located, including, without limitation, any substance or material the presence of which on property (a) requires reporting, investigation or remediation under applicable law, (b) causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of Persons, or (c) which, if it emanated or migrated from one property to another, could constitute a trespass.

“Loan” means the loan in the original principal amount of up to $65,000,000 made by Bear Stearns Commercial Mortgage, Inc. to 1180 Astro Urban Renewal Investors LLC on or about May 17, 2007 pursuant to the Loan Documents.

“Loan Documents” means all agreements and documents evidencing or securing the Loan, including, without limitation, any and all amendments thereto and the documents listed on Exhibit A.

“Loan File” means all material written records, notices, correspondence, third-party reports, operating statements, rent rolls, surveys, title policies, insurance policies and certificates and other documents and materials relating to the Loan that are in the possession or control of Seller, other than the Excluded Documents.

“Loan Rights and Obligations” means any and all of Seller’s right, title, interest and obligations in, to, under, and with respect to the Loan, the Loan Documents, the Collateral, the Pending Proceedings and the Loan File, including Seller’s right, title, and interest in the Escrow Amounts and any cash management and/or lockbox accounts held by Seller in connection with the Loan.

“Notice of Objection” has the meaning set forth in Section 7.17.

“Notice of Transfer” means the Notice of Transfer in the form attached hereto as Exhibit F.

“Notice of Transfer of Lockbox” means the Notice of Transfer in the form attached hereto as Exhibit I.

“Obligor” means any Person named as borrower, mortgagor, debtor, guarantor, indemnitor, or similar capacity under any of the Loan Documents.

“OFAC” has the meaning set forth in Section 2.3.

“Patriot Act” means the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (together with all other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001), as the same may be amended from time to time.

“Pending Proceedings” means, collectively, the Contractor Proceeding and the Foreclosure Proceeding.

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments, agencies and countries and political subdivisions thereof.

“Principal Payments” means all principal payments of any nature on account of the Loan, and proceeds of any casualty, condemnation, and payments of any such principal by any guarantors of such Loan, received by or for the account of Buyer.

“Prohibited Person” has the meaning set forth in Section 2.3.

“Property” means the real property and improvements making up any or all of the Collateral.

“Purchase Price” means the sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00).

“Released Matters” has the meaning set forth in Section 2.6.

“Released Parties” has the meaning set forth in Section 2.6.

“Releasing Parties” has the meaning set forth in Section 2.6.

“Repurchase Price” means the Purchase Price as adjusted pursuant to Section 5.5 hereof, plus Buyer’s actual third party costs and expenses incurred in the purchase of the Loan from Seller and the resale of the Loan to Seller, less any (a) Principal Payments and (b) Defects.

“Seller Indemnified Parties” has the meaning set forth in Section 2.7.

“Seller Knowledge Parties” has the meaning set forth in Section 3.7.

“Seller’s Closing Certificate” means the Seller’s Closing Certificate in the form attached hereto as Exhibit H.

“Seller’s Conditions Precedent” has the meaning set forth in Section 4.2.

“Seller’s Representations” has the meaning set forth in Section 2.4.

“Settlement Statement” has the meaning set forth in Section 5.1(f).

“U.S. Bank” means U.S. Bank National Association, not individually, but solely as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1.

EXHIBIT A

LOAN DOCUMENTS

1.	Promissory Note dated May 17, 2007 by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Bear Stearns Commercial Mortgage, Inc., as Lender, in the amount of $65,000,000.00.

2.	Loan Agreement dated as of May 17, 2007 between 1180 Astro Urban Renewal Investors LLC, as Borrower, 1180 Astro Leaseco LLC, as Sublessee, and Bear Stearns Commercial Mortgage, Inc., as Lender.

3.	Mortgage and Security Agreement dated as of May 17, 2007 made by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Mortgage Electronic Registration Systems, Inc., as nominee of Lender, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4513 (Instrument #7072447).

4.	Subleasehold Mortgage and Security Agreement dated as of May 17, 2007 by 1180 Astro Leaseco LLC, as Sublessee, to Mortgage Electronic Registration Systems, Inc., as nominee of Lender, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4699 (Instrument #7072472).

5.	Assignment of Leases and Rents dated as of May 17, 2007 by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Mortgage Electronic Registration Systems, Inc., as nominee of Lender, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4586 (Instrument #7072451).

6.	Assignment of Leases and Rents dated as of May 17, 2007 by 1180 Astro Leaseco LLC, as Sublessee, to Mortgage Electronic Registration Systems, Inc., as nominee of Lender, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4767 (Instrument #7072478).

7.	Environmental Indemnity Agreement dated as of May 17, 2007 made by 1180 Astro Urban Renewal Investors LLC, as Indemnitor, in favor of Bear Sterns Commercial Mortgage, Inc., as Indemnitee.

8.	Guaranty Agreement dated as of May 17, 2007 made by Cogswell Realty Group, L.L.C., as Guarantor, in favor of Bear Sterns Commercial Mortgage, Inc., as Lender.

9.	Guaranty of Payment and Performance dated as of May 17, 2007 by 1180 Astro Leaseco LLC, as Guarantor, for the benefit of Bear Stearns Commercial Mortgage, Inc., as Lender.

10.	Guaranty of Completion dated as of May 17, 2007 made by Cogswell Realty Group, L.L.C., as Guarantor, for the benefit of Bear Stearns Commercial Mortgage, Inc., as Lender.

11.	Assignment of Management Agreement and Subordination of Management Fees dated as of May 17, 2007, by 1180 Astro Leaseco LLC, as Sublessee, to Bear Stearns Commercial Mortgage, Inc., as Lender, and consented and agreed to by CRG Management, LLC, as Manager.

12.	Cash Management Agreement dated as of May 17, 2007 among 1180 Astro Urban Renewal Investors LLC, as Borrower, 1180 Astro Leaseco LLC, as Sublessee, Bear Stearns Commercial Mortgage, Inc., as Lender, The Bank of New York Trust Company, N.A., as Agent, and CRG Management, LLC, as Manager.

13.	Deposit Account Control Agreement, dated as of May 17, 2007 among 1180 Astro Urban Renewal Investors LLC, for its benefit and for the benefit of 1180 Astro Leaseco LLC, Cogswell Realty Group, L.L.C., Bear Stearns Commercial Mortgage, Inc., and Bank of America, N.A.

14.	Assignment of Rental Agency and Marketing Agreement and Subordination of Fees dated as of May 17, 2007 made by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Bear Stearns Commercial Mortgage, Inc., as Lender, and consented and agreed to by The Marketing Directors, Inc., as Rental Manager.

15.	Assignment of Development and Construction Services Agreement and Subordination of Fees dated as of May 17, 2007 made by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Bear Stearns Commercial Mortgage, Inc., as Lender, and consented and agreed to by CRG Developer LLC, as Construction Manager.

16.	Assignment of Development and Financial Oversight Services Agreement and Subordination of Fees dated as of May 17, 2007 made by 1180 Astro Urban Renewal Investors LLC, as Borrower, to Bear Stearns Commercial Mortgage, Inc., as Lender, and consented and agreed to by LB Developer LLC, as Financial Manager.

17.	Subordination Agreement dated as of May 17, 2007 by The Prudential Insurance Company of America, as Subordinate Lender, in favor of Bear Stearns Commercial Mortgage Inc., as Senior Lender, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 5061 (Instrument #7072516).

18.	Subordination, Non-Disturbance and Attornment Agreement dated as of May 17, 2007 by and between Bear Stearns Commercial Mortgage Inc., as Mortgagee, and 1180 Astro Leaseco LLC, as Subtenant, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4889 (Instrument #7072496).

19.	Subordination, Non-Disturbance and Attornment Agreement dated as of May 17, 2007 by and between Bear Stearns Commercial Mortgage Inc., as Mortgagee, and Lefcourt Newark LLC, as Tenant, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4866 (Instrument #7072490).

20.	Subordination, Non-Disturbance and Attornment Agreement dated as of May 17, 2007 by and between Bear Stearns Commercial Mortgage Inc., as Mortgagee, and TD Banknorth, N.A., as Tenant, and recorded in the Essex County Register’s Office on June 4, 2007 at Book 12060, Page 4984 (Instrument #7072510).

21.	Recording Direction Letter dated May 17, 2007 to Fidelity National Title Insurance Company.

22.	UCC-1 Financing Statement by 1180 Astro Urban Renewal Investors LLC, securing Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., filed in the Delaware Department of State on May 24, 2007 as Filing No. 20071972453.

23.	UCC-1 Financing Statement by 1180 Astro Leaseco LLC, securing Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., filed in the Delaware Department of State on May 24, 2007 as Filing No. 20071972438.

24.	UCC-1 Financing Statement by 1180 Astro Urban Renewal Investors LLC, securing Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., filed in the Essex County Register’s Office on May 31, 2007 at Book 12059, Page 4031 (Instrument #7070746).

25.	UCC-1 Financing Statement by 1180 Astro Leaseco LLC, securing Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., filed filed in the Essex County Clerk’s Office on May 31, 2007 at Book 12059, Page 4110 (Instrument #7070764).

26.	Secretary’s Certificate and Incumbency of 1180 Astro Urban Renewal Investors LLC, Lefcourt Newark LLC, 1180 Astro Leaseco LLC, 1180 Astro Holding LLC, 1180 Raymond Investors LLC, and Cogswell Realty Group, L.L.C.

27.	Allonge (to the Promissory Note dated May 17, 2007) dated as of June 26, 2008 by Bear Stearns Commercial Mortgage, Inc. paid to the order of U.S. Bank National Association, as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1.

28.	Omnibus Assignment dated as of June 26, 2008 by Bear Stearns Commercial Mortgage Inc., as Assignor, to U.S. Bank National Association, as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1, as Assignee.

29.	Agreement Regarding Interim Management made as of April 1, 2009 by and among 1180 Astro Urban Renewal Investors LLC, as Borrower, 1180 Astro Leaseco LLC, as Sublessee, U.S. Bank National Association, as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1, as Lender, and CRG Management, LLC, as Manager.

30.	Assignment of Mortgages and Assignments of Leases and Rents dated as of April 2, 2009 by Mortgage Electronic Registration Systems, Inc. to and in favor of U.S. Bank National Association, as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1, as Assignee, and recorded in the Essex County Register’s Office on April 9, 2009 at Book 12188, Page 227 (Instrument #9026568).

31.	Forbearance Agreement by and among Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1, as Lender, 1180 Astro Urban Renewal Investors LLC, 1180 Astro Leaseco LLC, as Borrower, 1180 Astro Leaseco LLC, as Sublessee, and Cogswell Realty Group, L.L.C., as Guarantor, dated December 11, 2008.

EXHIBIT B

Form of Allonge

ALLONGE TO PROMISSORY NOTE

ALLONGE to that certain Promissory Note dated May 17, 2007, in the stated principal amount of up to $65,000,000.00, made by 1180 ASTRO URBAN RENEWAL INVESTORS LLC, a Delaware limited liability company, in favor of BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, subsequently assigned to U.S. BANK NATIONAL ASSOCIATION, not individually, but solely as Trustee for the registered holders of the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1 (“Assignor”).

Pay to the order of 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Assignee”), without recourse, representation or warranty, express or implied, except as may otherwise be expressly set forth in that certain Loan Purchase and Sale Agreement dated March 12, 2012, by and between Assignor, as Seller, and KBS SOR Debt Holdings II LLC, as Buyer.

DATE: As of March     , 2012

ASSIGNOR:

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

THIS NOTE ALLONGE SHOULD BE PERMANENTLY AFFIXED

TO THE PROMISSORY NOTE DESCRIBED ABOVE

B-1

EXHIBIT C

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into by and between U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Assignor”) and 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.            Assignor and KBS SOR Debt Holdings II LLC entered into that certain Loan Purchase and Sale Agreement dated and effective March 12, 2012 (the “Agreement”).

B.            The Agreement provides for the sale and transfer by Assignor to Assignee of certain Loan Rights and Obligations (such term and all other capitalized terms used herein and not otherwise defined herein have the definitions ascribed to them in the Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.            Assignor hereby transfers, assigns and conveys all of Assignor’s right, title, interest and obligations in, to and under the Loan Rights and Obligations. THIS SALE AND ASSIGNMENT IS MADE ON AN “AS-IS,” “WHERE-IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, EXCEPT THE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 3 OF THE AGREEMENT.

2.            Assignee hereby assumes any and all of the Assignor’s liabilities, duties and obligations under or with respect to the Loan Rights and Obligations, in each case to the extent arising or accruing on or after the Closing Date (but expressly including any duty or obligation with respect to any Escrow Funds, regardless of when arising).

3.            This Assignment may be executed in counterparts.

4.            This Assignment shall, and the rights and obligations of the parties hereunder shall be, construed in accordance with the laws of the State of New York applicable to contracts negotiated, made and to be performed entirely within such state.

5.            This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the date first above written.

ASSIGNOR:

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

ASSIGNEE:

1180 RAYMOND URBAN RENEWAL, LLC, a Delaware limited liability company

By:	KBS SOR ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By:
David E. Snyder
Chief Financial Officer

EXHIBIT D

Form of Assignment of Assignment of Leases and Rents

When recorded, please return to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Attention: Scott A. Morehouse, Esq.

ASSIGNMENT OF ASSIGNMENTS OF LEASES AND RENTS

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Assignor”), for good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, effective as of this              day of March, 2012, hereby assigns unto 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s right, title and interest in and to the following instruments:

(i)        that certain Assignment of Leases and Rents dated as of May 17, 2007 from 1180 Astro Urban Renewal Investors LLC, a Delaware limited liability company, to and in favor of Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., and recorded June 4, 2007 as Instrument No. 7072451 in Book 12060, Page 4586 and rerecorded September 18, 2007 as Instrument No. 7116177 in Book 12087, Page 8007 and rerecorded September 5, 2008 as Instrument No. 8082326 in Book 12156, Page 5662 in the Office of the Essex County Clerk; and

(ii)        that certain Assignment of Leases and Rents dated as May 17, 2007 from 1180 Astro Leaseco LLC, a Delaware limited liability company, to and in favor of Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., and recorded June 4, 2007 as Instrument No. 7072478 in Book 12060, Page 4767 and rerecorded September 18, 2007 as Instrument No. 7116184 in Book 12087, Page 8074 in the Office of the Essex County Clerk

The foregoing instruments were assigned to Assignor pursuant to that certain Assignment of Mortgages and Assignments of Leases and Rents dated as of April 2, 2009 from Mortgage Electronic Registration Systems, Inc. to Assignor and recorded April 9, 2009 as Instrument No. 9026568 in Book 12118, Page 227.

COVERING premises situate, lying and being in the City of Newark, County of Essex and State of New Jersey, as more particularly described on Exhibit A attached hereto,

TO HAVE AND TO HOLD the same unto the Assignee, and to the successors, legal representative and assigns of the Assignee forever.

This Assignment is made without representation, warranty or recourse against Assignor of any kind or nature, except as expressly provided in that certain Loan Purchase and Sale Agreement between Assignor and KBS SOR Debt Holdings II LLC dated as of March 12, 2012.

[The Remainder of This Page is Intentionally Blank]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment to be effective as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On March             , 2012, before me,                                          (here insert name of the officer), Notary Public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

Exhibit A

Legal Description

All that certain lot, piece of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Newark, County of Essex, State of New Jersey.

Beginning in the Northerly line of Commerce Street at a point therein distant Easterly 136.57 feet from the Northeasterly corner of Broad Street and Commerce Street; said beginning point being in the division line between Nos. 1, 7 and 9, Block 144, Newark City Tax Maps;

THENCE along said division line North 26 degrees 19 minutes East, 86.52 feet to the Southerly line of Canal Street

THENCE along the same South 68 degrees 4 minutes 40 seconds East, 142.55 feet to the Southwesterly corner of Canal Street and Commerce Court;

THENCE along the Westerly line of Commerce Court, South 26 degrees 41 minutes West, 97.87 feet to the Northwesterly corner of Commerce Court and Commerce Street;

THENCE along the Northerly line of Commerce Court, North 63 degrees 31 minutes West, 141.51 feet to the place of Beginning.

Being known as Lot 9 in Block 144 on the tax map.

EXHIBIT E

Form of Assignment of Mortgage

When recorded, please return to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Attention: Scott A. Morehouse, Esq.

ASSIGNMENT OF MORTGAGES

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Assignor”), for good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, effective as of this              day of March, 2012, hereby assigns 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s right, title and interest in and to the following instruments:

(i) that certain Mortgage and Security Agreement dated as of May 17, 2007 from 1180 Astro Urban Renewal Investors LLC, a Delaware limited liability company, to and in favor of Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., and recorded June 4, 2007 as Instrument No. 7072447 in Book 12060, Page 4513 and rerecorded September 18, 2007 as Instrument No. 7116174 in Book 12087, Page 7970 in the Office of the Essex County Clerk; and

(ii) that certain Subleasehold Mortgage and Security Agreement dated as of May 17, 2007 from 1180 Astro Leaseco LLC, a Delaware limited liability company, to and in favor of Mortgage Electronic Registration Systems, Inc., as nominee for Bear Stearns Commercial Mortgage, Inc., and recorded June 4, 2007 as Instrument No. 7072472 in Book 12060, Page 4699 and rerecorded September 18, 2007 as Instrument No. 7116181 in Book 12087, Page 8035 in the Office of the Essex County Clerk.

The foregoing instruments were assigned to Assignor pursuant to that certain Assignment of Mortgages and Assignments of Leases and Rents dated as of April 2, 2009 from Mortgage Electronic Registration Systems, Inc. to Assignor and recorded April 9, 2009 as Instrument No. 9026568 in Book 12118, Page 227.

COVERING premises situate, lying and being in the City of Newark, County of Essex and State of New Jersey, as more particularly described on Exhibit A attached hereto,

TO HAVE AND TO HOLD the same unto the Assignee, and to the successors, legal representative and assigns of the Assignee forever.

This Assignment is made without representation, warranty or recourse against Assignor of any kind or nature, except as expressly provided in that certain Loan Purchase and Sale Agreement between Assignor and KBS SOR Debt Holdings II LLC dated as of March 12, 2012.

[The Remainder of This Page is Intentionally Blank]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment to be effective as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On March             , 2012, before me,                                                      (here insert name of the officer), Notary Public, personally appeared                                                      , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

Exhibit A

Legal Description

All that certain lot, piece of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Newark, County of Essex, State of New Jersey.

Beginning in the Northerly line of Commerce Street at a point therein distant Easterly 136.57 feet from the Northeasterly corner of Broad Street and Commerce Street; said beginning point being in the division line between Nos. 1, 7 and 9, Block 144, Newark City Tax Maps;

THENCE along said division line North 26 degrees 19 minutes East, 86.52 feet to the Southerly line of Canal Street

THENCE along the same South 68 degrees 4 minutes 40 seconds East, 142.55 feet to the Southwesterly corner of Canal Street and Commerce Court;

THENCE along the Westerly line of Commerce Court, South 26 degrees 41 minutes West, 97.87 feet to the Northwesterly corner of Commerce Court and Commerce Street;

THENCE along the Northerly line of Commerce Court, North 63 degrees 31 minutes West, 141.51 feet to the place of Beginning.

Being known as Lot 9 in Block 144 on the tax map.

EXHIBIT F

Form of Notice of Transfer

NOTICE OF TRANSFER

                     , 2012

[----------]

Re:                            (the “Loan”)

Ladies and Gentlemen:

Notice is hereby given that U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Lender”), the current holder of the above-described Loan, has transferred 100% of its interest in the Loan to 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Transferee”), effective as of the date written above, and Transferee has assumed Lender’s obligations with respect thereto arising only from and after the date written above. Contact information for the above-named Transferee is as follows:

Attention:

Facsimile No.:

Any future payments in respect of the Loan should be sent to the following account:

Bank:

ABA No.:

Account No.:

Name:

Reference:

Contact:

As required under the documents evidencing and securing the Loan, Transferee must be named as an additional insured, mortgagee and/or loss payee under all applicable insurance and evidence of such amendments should be sent to Transferee at its address specified above.

Executed to be effective as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

1180 RAYMOND URBAN RENEWAL, LLC, a Delaware limited liability company

By:	KBS SOR ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By:
David E. Snyder
Chief Financial Officer

EXHIBIT G

Form of Buyer’s Closing Certificate

BUYER’S CLOSING CERTIFICATE

This Buyer’s Closing Certificate is being delivered by the undersigned pursuant to Section 5.1 of that certain Loan Purchase and Sale Agreement dated as of March 12, 2012 (the “Agreement”) among U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Seller”), and KBS SOR DEBT HOLDINGS II LLC (“Buyer”).

The undersigned hereby certifies to Seller that the each of the representations and warranties made by Buyer in the Agreement are true and correct in all material respects as to the undersigned on and as of the date hereof with the same force and effect as if made by the undersigned on the date hereof.

KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland Corporation, its sole general partner

By:
David E. Snyder
Chief Financial Officer

G-1

EXHIBIT H

Form of Seller’s Closing Certificate

SELLER’S CLOSING CERTIFICATE

This Seller’s Closing Certificate is being delivered by the undersigned pursuant to Section 5.2 of that certain Loan Purchase and Sale Agreement dated as of March 12, 2012 (the “Agreement”) among U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of the MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Seller”), and KBS SOR DEBT HOLDINGS II LLC (“Buyer”).

The undersigned hereby certifies to Buyer that the each of the representations and warranties made by Seller in Article 3 of the Agreement are true and correct in all material respects as to the undersigned on and as of the date hereof with the same force and effect as if made by the undersigned on the date hereof, except that the following changes have occurred with respect to the representation set forth in Section 3.4:                     .

U.S. BANK NATIONAL ASSOCIATION, as Trustee for the registered holders of the MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

H-1

EXHIBIT I

Form of Notice of Transfer of Lockbox

NOTICE OF TRANSFER

                     , 2012

[----------]

Re:                            (the “Lockbox”) entered into in connection with                      (the “Loan”)

Ladies and Gentlemen:

Notice is hereby given that U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1 (“Lender”), the current holder of the above-described Loan, has transferred 100% of its interest in the Loan and the Lockbox to 1180 RAYMOND URBAN RENEWAL LLC, a Delaware limited liability company (“Transferee”), effective as of the date written above, and Transferee has assumed Lender’s obligations with respect thereto arising only from and after the date written above. Contact information for the above-named Transferee is as follows:

Attention:

Facsimile No.:

Any future payments in respect of the Loan and the Lockbox should be sent to the following account:

Bank:

ABA No.:

Account No.:

Name:

Reference:

Contact:

I-1

Executed to be effective as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, NOT INDIVIDUALLY, BUT SOLELY AS TRUSTEE FOR THE REGISTERED HOLDERS OF THE MAIDEN LANE COMMERCIAL MORTGAGE-BACKED SECURITIES TRUST 2008-1

By:	Bank of America, N.A., as special servicer for the Maiden Lane Commercial Mortgage-Backed Securities Trust 2008-1

By:
Name:
Title:

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

I-2

1180 RAYMOND URBAN RENEWAL, LLC, a Delaware limited liability company

By:	KBS SOR ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS SOR PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By:
David E. Snyder
Chief Financial Officer

I-3